Exhibit 10.11 - Employment Agreement with Paul A. Chrisco

                                    AGREEMENT

      THIS AGREEMENT is made by and between Community Bank Shares of Indiana, Inc. an Indiana corporation, (a "Corporation", and collectively the "Employer"), and Paul A. Chrisco (the "Executive").

                                   WITNESSETH:

      WHEREAS, in order to induce the Executive to serve as (i) Chief Financial Officer of Community Bank Shares of Indiana, Inc., the Employer and the Executive desire to enter into this Agreement to specify the terms of the Executive's employment.

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

      1. DEFINTIONS. The following words and terms shall have the meanings set forth below for the purpose of this Agreement.

            (a) Base Salary. "Base Salary" shall have the meaning set forth in
Section 3(a) hereof.

            (b) Cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence (as defined hereinbelow), willfull misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or a material breach of any provision of this Agreement by the Executive. For purposes of this subsection (1)(b), the term "incompetence" shall be defined as neglect of duties, lack of effort, or substandard performance arising from the Executive's level of commitment, and not solely from a general worsening of the economy.

            (c) Change in Control of the Corporation. (A) "Change in Control of the Corporation" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; and (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

            (d) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (e) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

            (f) Disability. Termination by the Employer of the Executive's employment based on "Disability" shall mean termination at any time after the date of hire because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable longterm disability plan maintained by the


--------------------------------------------------------------------------------

Employer or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

            (g) IRS. IRS shall mean the Internal Revenue Service.

            (h) Notice of Termination. Any purported termination of the Executive's employment by the Employer for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employer's termination of Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 11 hereof.

            (i) Retirement. Termination by the Employer of the Executive's employment based on "Retirement" shall mean voluntary termination by the Executive in accordance with the Employer's retirement policies, including early retirement, generally applicable to their salaried employees.

      2. TERM OF EMPLOYMENT.

            (a) The Employer hereby employs the Executive as (i) Chief Financial Officer of Community Bank Shares of Indiana, Inc., and Executive hereby accepted said employment to commence no later than April 21, 1997, and agrees to render such services to the Employer on the terms and conditions set forth in this Agreement. The initial term of employment under this Agreement shall be for two
(2) years, commencing on the date of this Agreement and shall extend each year for an additional year on each annual anniversary of the date of this Agreement such that at any time the remaining term of this Agreement shall be from one to two years, unless either party shall notify the other of its intention to stop such extensions. If the Board of Directors or the Executive elects not to extend the term, it shall give written notice of such decision to the other party not less than thirty (30) days prior to any such annual extension date. If any party gives timely notice that the term will not be extended as of any annual extension date, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

            (b) During the term of this Agreement, the Executive shall perform such executive services for the Employer as may be consistent with his titles and from time to time assigned to him by the Chief Executive Officer of Community Bank Shares of Indiana, Inc.; provided, however, such executive services shall not be materially changed from the Executive's present duties as Chief Financial Officer of Community Bank Shares of Indiana, Inc., without the Executive's express written consent, which consent may be withheld in the sole discretion of the Executive. Executive shall not be required to report to any supervisor other than the Chief Executive Officer of Community Bank Shares of Indiana, Inc., without his express written consent, which consent may be withheld in the sole discretion of the Executive. Notwithstanding the above, Executive's duties shall include, but not be limited to, directing the establishment and maintenance of proper accounting and financial systems and controls; oversees management and external reporting; assists and directs development of budgets and planning, directs capital investment activities and serves as a liaison with auditors and regulatory bodies, in addition to such other duties as the Chief Executive Officer of Community Bank Shares of Indiana, Inc., may in his discretion assign from time to time.

      3. COMPENSATION AND BENEFITS


--------------------------------------------------------------------------------

            (a) The Employer shall compensate and pay Executive for his services during the term of this Agreement at a minimum base salary of $92,000.00 (Ninety Two Thousand Dollars) per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Board of Directors of the Employer.

            (b) During the term of the Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employer, including life, medical, dental and disability insurance coverage, to the extent commensurate with his then duties and responsibilities, and in the same manner and scope as such benefits are provided to other officers of the Employer with similar responsibilities and results obtained, as fixed from time-to-time by the Board of Directors of the Employer; provided, however, the Employer shall provide health insurance for the benefit of the Executive commencing upon the date of this Agreement in the same scope and extent that Employer presently provides health insurance benefits to other similarly situated executives. The Employer shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employer. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof Notwithstanding the foregoing, nothing contained in this Agreement shall require the Executive to participate in any tax qualified or non-qualified benefit plan of the Employer.

            (c) During the term of this Agreement, the Employer shall provide the Executive with coverage for supplemental long-term disability insurance to the extent that such coverage is then provided as a benefit to other employees.

            (d) During the term of this Agreement, the Executive shall be entitled to four (4) weeks of paid annual vacation. The Executive shall not be entitled to receive any additional compensation from the Employer for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation from one year to the next, except to the extent authorized in writing by the Board of Directors of the Employer.

            (e) In the event that Employer subsequently adopts a stock grant program, Executive shall be entitled to participate in such program in the manner and extent subsequently determined by the Board of Directors, without diminution of Executive's rights under Section 3(f) above.

      4. EXPENSES. The Employer shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of, or in connection with the business of the Employer, including, but not by way of limitation, traveling expenses and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling, or otherwise), subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Employer for all similarly situated executives employed by Employer. If such expenses are paid in the first instance by Executive, the Employer shall reimburse the Executive therefore.

      5. TERMINATION.

            (a) The Employer shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including termination for Cause, Disability or Retirement, and Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any


--------------------------------------------------------------------------------
reason.

            (b) In the event that (i) Executive's employment is terminated by the Employer for Cause, Disability or Retirement or in the event of the Executive's death, or (ii) Executive terminates his employment hereunder other than following a Change in Control of the Corporation or a material breach of this Agreement by the Employer which has not been cured in accordance with the terms of this Agreement, Executive shall have no right pursuant to this Agreement to compensation or to any non-vested stock options granted to the Executive, which shall be governed by the terms of the option grant and the Employer's stock option plan that such options were granted under.

            (c) In the event that Executive's employment is terminated by the Employer for other than Cause, Disability, Retirement or the Executive's death, or such employment is terminated by the Executive due to a material breach of this Agreement by the Employer which has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Employer, and as of Executive's date of Termination no Change in Control of the Corporation has occurred, no written agreement which contemplates a Change in Control of the Corporation and which still is in effect has been entered into by the Employer and no discussions and/or negotiations are being conducted which relate to the same, then the Employer shall, subject to the provisions of
Section 6 hereof, if applicable:

                  (1) pay to the Executive, in equal monthly installments, beginning with the first business day of the month following the Date of Termination, a cash severance amount equal to the Base Salary which the Executive would have earned over the remaining term of this Agreement as of his Date of Termination; and,

                  (2) maintain and provide for a period ending at the earlier of
(i) the expiration of the remaining term of the Executive's employment which remained immediately prior to the Executive's Date of Termination, or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (2), at no cost to the Executive, the Executive's Continued participation in all group insurance, life insurance, health and accident and disability plans in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (2) is prohibited by the terms of the plan or by the Employer for legal or other bona fide reasons, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced for all employees, the Employer shall arrange to provide the Executive with benefits substantially similar to those which the Executive would have received had his employment continued throughout such period to the extent such benefits can be provided at a commercially reasonable cost. In the event such benefits cannot be provided at a commercially reasonable cost, the Employer shall pay the Executive that portion of the premiums or other costs of such plans allocable to the Executive in that year prior to the Date of Termination for the period set forth in this subparagraph
(2). Nothing provided for in this subparagraph (2) shall be construed as to provide for continued participation by the Executive in any stock option or restricted stock plan or any cash incentive or bonus plan of the Employer or adversely effect any rights the Executive has with regard to any vested stock options granted to the Executive, which shall be governed by the terms of the option grant and the Employer's stock option plan that such options were granted under.

      6. CHANGE IN CONTROL OF THE CORPORATION. In the event of a Change in Control of the Corporation, then the Employer shall, subject to the provisions of Section 7 hereof, if applicable:

            (a) immediately pay to the Executive, in a single lump sum payment, a cash amount equal to two (2) times each of (i) the Executive's Base Salary,
(ii) the Executive's average yearly bonus compensation paid during the


--------------------------------------------------------------------------------
prior two (2) years, which amount shall be calculated as of the date of the Change in Control of the Corporation; and,

            (b) maintain and provide for a period ending at the earlier of (i) the expiration of twenty-four (24) months from the date a Change in Control of the Corporation has occurred or (ii) the date of the Executive's full time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (b), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, and disability plans in which the Executive was entitled to participate immediately prior to the date of the occurrence of the Change in Control of the Corporation, provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (b) is prohibited by the terms of the plan or by the Employer for legal or other bona fide reasons, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced for all employees, the Employer shall arrange to provide the Executive with benefits substantially similar to those which the Executive would have received had his employment continued throughout such period to the extent such benefits can be provided at a commercially reasonable cost. In the event such benefits cannot be provided at a commercially reasonable cost, the Employer shall pay the Executive that portion of the premiums or other costs of such plans allocable to the Executive in the year prior to the Date of Termination for the period set forth in this subparagraph (b). Nothing provided for in this subparagraph (b) shall be construed as to provide for continued participation by the Executive in any stock option or restricted stock plan or any cash incentive or bonus plan of the Employer.

      7. LIMITATION OF BENEFITS UNDER CERTAIN CIRCUMSTANCES.

If the payments and benefits pursuant to Section hereof, either alone or together with other payments and benefits which Executive has the right to receive from the Employer, would constitute a "parachute payment" under Section 2800 of the Code, the payments and benefits pursuant to section 6 hereof shall be reduced, in the manner determined by the executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 6 being non-deductible to the Employer pursuant to
Section 2800 of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 6 shall be based upon the opinion of independent tax counsel selected by the Employers' independent public accountants and paid by the Employer. Such counsel shall be reasonable acceptable to the Employer and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. In the event that the Employer and/or the Executive do not agree with the opinion of such counsel,

(i) Employer shall pay to the Executive the maximum amount of payments and benefits pursuant to Section 5, as selected by the Executive, which such opinion indicates that there is a high probability do not result in any of such payments and benefits being no-deductible to the Employer and subject to the imposition of the excise tax imposed under Section 4999 of the Code and (ii) the Employer may request, and Executive shall have the right to demand that the Employer request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to section 6 hereof have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Employer, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to Executive's approval prior to filing, which shall not be unreasonably withheld. The Employer and Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 7, or a reduction in the payments and benefits specified in Section 6 below zero.


--------------------------------------------------------------------------------

      8. MITIGATION; COVENANT NOT TO COMPETE, EXCLUSIVELY OF BENEFITS.

            (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise nor, except as otherwise provided elsewhere in this Agreement, shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

            (b) The Executive hereby agrees that, following the termination of his employment under this Agreement for any reason, other than following a Change in Control of the Corporation, he will not, for a period of time equal to what would have been the then remaining term of this Agreement absent his termination of employment, directly or indirectly and in any way, whether as principal or as director, officer, employee, consultant, agent, partner or stockholder to another entity (other than by the ownership of a passive investment interest of not more than five percent (5%) in a company with publicly traded equity securities), (i) own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business located within 75 miles of the Corporation's main office and prior to a Change in Control of the Corporation that competes with any business of the Employer; (ii) interfere with, solicit on behalf of another or attempt to entice away from the Employer any project, loan arrangement, agreement, financing or customer of the Employer or any contract, agreement or arrangement that the Employer is actively negotiating with any other party, or any prospective business opportunity that the Employer has identified; or, (iii) for himself or another, hire, attempt to hire, or assist in or facilitate in any way the hiring of any employee of the Employer.

            (c) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employer pursuant to employee benefit plans of the Employer or otherwise.

      9. WITHHOLDING. All payments required to be made by the Employer hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employer may reasonably determine should be withheld pursuant to any applicable law or regulation.

      10. ASSIGNABILIIY. Subject to the provisions of Section 6 above, the Employer may assign this Agreement and their rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employer may hereafter merge or consolidate or to which the Employer may transfer all or substantially all of their assets, if in any such case said Corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employer hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or their rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

      11. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

            To the Employer:           James D. Rickard
                                       President & CEO


--------------------------------------------------------------------------------

                                       Community Bank Shares of Indiana, Inc.
                                       101 West Spring Street
                                       New Albany, Indiana 47150
            To the Executive:          Paul A. Chrisco
                                       6608 Dovir Woods.
                                       Sellersburg, IN 47172

      12. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Employer to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      13. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of Indiana.

      14. NATURE OF OBLIGATIONS. Nothing contained herein shall create or require the Employer to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employer hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employer.

      15. HEADING. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      16. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      17. COUNTEPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      18. REGULATORY PROHIBITION. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. ss.1828(k)) and any regulations promulgated thereunder.

      19. EMPLOYER'S REPRESENTATION REGARDING REGULATORY MATTERS. Employer represents, and Executive acknowledges, that Community Bank of Southern Indiana., presently operates under a resolution of its Board of Directors by which it reports certain matters on a quarterly basis to the Department of Financial Institutions of the State of Indiana. Employer further represents that to the best of its knowledge and belief Community Bank Shares of Indiana, Inc., is presently in conformance with all applicable laws, rules, and regulations, and that no pending or threatened enforcement actions regarding any purported regulatory violations exist.

                            [Signature Page Follows]


--------------------------------------------------------------------------------

      IN WITNESS WHEREOF this Agreement has been executed and is made effective as of this ______ day of ________________, 2003.

For "EMPLOYER"

COMMUNITY BANK SHARES OF INDIANA, INC.

By: ____________________________________  Attest: ______________________________
     JAMES D. RICKARD, President                  Pamela P. Echols, Secretary

For "EXECUTIVE

Paul A. Chrisco
PAUL A. CHRISCO


--------------------------------------------------------------------------------
                                       73